UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

VESTIN REALTY MORTGAGE II, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On November 3, 2011, the Board of Directors of Vestin Realty Mortgage II, Inc., unanimously approved a $50,000,000 Unsecured Subordinated Note Offering with maturities of 3 to 60 months, and interest rates from 3.50% to 8.50%  (the “Notes”).   The Notes will be offered only to “accredited investors” as set forth in Section 2(15) of the Securities Act of 1933 and Rules 215 and 501(A) of Regulation D promulgated under the Act.  Further, the Notes will be offered through a Private Placement Memorandum. in accordance with Rule 506, and this is not a solicitation for the sale and purchase of the Notes. The primary purpose of the Unsecured Subordinated Note Offering is to raise funds for investment primarily in mortgage loans; however, if proposal number (3) described in the Proxy Statement filed with the Securities and Exchange Commission on October 11, 2011 passes, funds will also be used to invest in, acquire, manage and sell real property or acquire entities involved in the ownership or management of real property.   There can be no assurance that the Notes will be fully subscribed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: November 8, 2011	By	/s/ Eric Bullinger
Eric Bullinger
Chief Financial Officer